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Exhibit (a)(1)(J)

        NOTICE OF GUARANTEED DELIVERY
for
Tender of Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
of
ESMARK INCORPORATED
Pursuant to the Offer to Purchase, Dated May 30, 2008,
the First Supplement thereto dated June 5, 2008
and
the Second Supplement thereto dated July 2, 2008
of
OAO SEVERSTAL
On Behalf of its Indirect Wholly-Owned Subsidiary ("Purchaser")

(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON JULY 18, 2008 UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates"), evidencing shares of common stock, par value $0.01 per share (the "Common Stock"), of Esmark Incorporated, a Delaware corporation (the "Company"), and the associated preferred share purchase rights (the "Rights," and together with the Common Stock, the "Shares") issued pursuant to the Rights Agreement, dated as of June 13, 2008, between the Company and Computershare Trust Company, N.A., as Rights Agent, are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Citibank, N.A., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Supplement (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

CITIBANK, N.A.

By Mail:	By Overnight Courier:
Citibank, N.A. Attn: Corporate Actions - Voluntary Offer P.O. Box 43011 Providence, R.I. 02940-3011	Citibank, N.A. Attn: Corporate Actions - Voluntary Offer 250 Royall Street Canton, MA 02021

By Facsimile Transmission:
(For Eligible Institutions Only)
Fax Number: (201)222-4593

To Confirm Facsimile Transmissions:
Direct Dial: (201)222-4133 or (201)324-3455

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  Ladies and Gentlemen:

              The undersigned hereby tenders to Purchaser, an indirect wholly-owned subsidiary, to be formed in the State of Delaware prior to the expiration of the Offer, of OAO Severstal, a Russian joint stock company ("Severstal"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 30, 2008 and the First Amendment and Supplement to the Offer to Purchase dated June 5, 2008 (together, as amended or supplemented from time to time, the "Offer to Purchase") and in the Second Amendment and Supplement to the Offer to Purchase dated July 2, 2008 (the "Supplement"), and in the accompanying Letter of Transmittal (which, together with the Offer to Purchase, the Supplement and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase and Section 2 of the Supplement.

Number of Shares:
Certificate Nos. (If Available):
☐ Check this box if Shares will be delivered by book-entry transfer:
Book-Entry Transfer Facility

Account No.

(Signature(s) of Holder(s))
Dated:	, 2008
(Please Type or Print)
(Address)
(Zip Code)
(Daytime Area Code And Telephone No.)

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  GUARANTEE
  (Not to be used for signature guarantee)

              The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Shares in the Depositary's account at The Depository Trust Company, together with an Agent's Message (as defined in the Offer to Purchase), in each case together with any other documents required by the Letter of Transmittal, within three NASDAQ Global Select Market trading days after the date of execution of such Notice of Guaranteed Delivery (as defined in the Offer to Purchase) after the date hereof.

              The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:	(Authorized Signature)
Address:	Name:	(Please Type or Print)
(Zip Code)	Title:
Area Code and Tel. No.:	Dated:	, 2008

  DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
  SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(J)